Exhibit 10.10
Embecta Corp. 2022 Employee and Director Equity-Based Compensation Plan Terms and Conditions of Awards
Non-Employee Directors RSU Award
April 1, 2022

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT ARE REGISTERED UNDER THE SECURITIES ACT OF 1933
Embecta Corp.

Introduction
The following describes the terms and conditions of the non-employee director awards granted under the Embecta Corp. Long-Term Incentive Program. All awards are subject to the terms of the Embecta Corp. 2022 Employee and Director Equity-Based Compensation Plan (referred to herein as the Plan), the terms of which are hereby incorporated by reference.
These terms and conditions should be read together with the Plan and the related Prospectus that accompany this document. The Prospectus includes important information, including the U.S. federal tax consequences of the awards. In the event of any inconsistency between these terms and conditions and the terms of the Plan, the terms of the Plan will control. Any capitalized term used in these terms and conditions that is not defined will have the same meaning as in the Plan.
Restricted Stock Units
11.Rights of Holder. Each Restricted Stock Unit (RSU) entitles you to receive one share of Embecta common stock upon the vesting of the RSU.
12.Vesting Period. Except as provided below, a RSU award will vest on the earlier of (i) the first anniversary of the grant date or (ii) the date of the first Annual Meeting of Shareholders following the grant date. Notwithstanding the foregoing, the RSU award will vest in the event of a Change in Control.
13.Dividend Equivalent Rights. Each award will be granted in tandem with dividend equivalent rights, pursuant to which you will be credited, each time Embecta pays a dividend on its common stock, with a number of RSUs (rounded to the nearest one-one hundredth of a share) determined by dividing the dividends that would be paid on the number of shares of common stock underlying the award (plus the shares underlying any additional RSUs credited to you pursuant to the dividend equivalent rights) by the closing price of Embecta's common stock on the dividend payment date, as reported on the Nasdaq Global Select Market.
14.Treatment Upon Separation from Service. The following provisions will apply in the event of a separation from service with Embecta.
(a)Voluntary Separation or Separation for Cause. In the event of your voluntary separation from service with Embecta or separation from service for Cause, you will forfeit any unvested RSUs.
(b)    All Other Separations from Service. In all other cases of separation from service prior to the completion of the vesting period, any unvested RSUs will become fully vested.
15.Distribution of Shares. Any shares that are issuable under a RSU award will be distributed as soon as practicable following vesting. Each award will be settled by the payment to you of one share of Embecta common stock for each RSU (with any

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT ARE REGISTERED UNDER THE SECURITIES ACT OF 1933
Embecta Corp.

fractional share being rounded up to the nearest whole share), subject to any deferral elections made by the director.
Administration of the Plan
Any shares that become distributable to you under an award will be deposited in an account maintained for you with Morgan Stanley. While Embecta will endeavor to cause such shares to be distributed to you as soon as practicable after they become issuable, Embecta will not be responsible for any delay in such distribution. Subject to certain exceptions, you will automatically be enrolled in dividend reinvestment with respect to these shares unless and until you notify Morgan Stanley that you wish to receive your dividends in cash. For more information regarding your account, including information regarding Morgan Stanley’s fees and selling commissions, please contact the Office of the Corporate Secretary at [_______] or consult the Morgan Stanley website at https://www.stockplanconnect.com.

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT ARE REGISTERED UNDER THE SECURITIES ACT OF 1933
Embecta Corp.

Additional Terms
16.Neither the Plan nor any award granted to you under the Plan gives you any right to continued service with Embecta or any Embecta affiliate, or shall interfere in any way with any right of Embecta or any Embecta affiliate to terminate your service. Both the existence of the Plan, and the awards granted under the Plan, are entirely discretionary by Embecta, and you should not consider any award as any indication of future action by Embecta. Embecta retains the right to terminate the Plan or to preclude your future participation in the Plan at any time, in its sole discretion.
17.“Change in Control” shall have the meaning set forth in the Plan.
18.No fractional shares will be issued in connection with any award. Any fractional shares otherwise issuable under an award will be rounded up to the nearest whole share.
19.All awards issued under the Plan are nontransferable, other than by will or the laws of descent and distribution. Any shares issued pursuant to an award will only be transferable in accordance with applicable law and Embecta policies.
110.An award does not represent an equity interest in Embecta. You will not have any rights of a shareholder of Embecta with respect to any award until shares have been delivered to you pursuant to the award.

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT ARE REGISTERED UNDER THE SECURITIES ACT OF 1933
Embecta Corp.
    4